As filed with the Securities and Exchange Commission on January 4, 2002
                                                 Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                          BOSTON SCIENTIFIC CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


                                   04-2695240
                       ----------------------------------
                      (I.R.S. Employer Identification No.)

                           One Boston Scientific Place
                        Natick, Massachusetts 01760-1537
                                 (508) 650-8000
          --------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)


                                Lawrence J. Knopf
                                 Vice President,
                Assistant Secretary and Assistant General Counsel
                          Boston Scientific Corporation

                           One Boston Scientific Place
                        Natick, Massachusetts 01760-1537
                                 (508) 650-8000
                ------------------------------------------------
                (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             Johan V. Brigham, Esq.
                                Bingham Dana LLP
                               150 Federal Street
                                Boston, MA 02110
                                 (617) 951-8000
                                   -----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

        AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND FROM TIME TO TIME THEREAFTER.

                                   -----------

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                   -----------

                         CALCULATION OF REGISTRATION FEE

===========================  ============  ================  ==================  ================
                                           PROPOSED MAXIMUM   PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF    AMOUNT TO BE   OFFERING PRICE   AGGREGATE OFFERING     AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED    PER SHARE (1)        PRICE (1)       REGISTRATION FEE
---------------------------  ------------  ----------------  ------------------  ----------------
Common Stock, $0.01 par
value per share.                925,862        $22.36           $20,702,274          $4,948
===========================  ============  ================  ==================  ================

(1) Estimated solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low prices for the Company's common stock as reported on the New York Stock Exchange on January 3, 2002 in accordance with Rule 457(c) under the Securities Act of 1933.


                                   -----------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED JANUARY 4, 2002

PROSPECTUS
----------

                                 925,862 Shares

                          BOSTON SCIENTIFIC CORPORATION

                                  Common Stock

                                   -----------

         Selling stockholders identified in this prospectus may sell up to 925,862 shares of common stock of Boston Scientific Corporation. All of the selling stockholders received the shares being offered through our acquisition of RadioTherapeutics Corporation. BSC will not receive any of the proceeds from the sale of shares by the selling stockholders. BSC's common stock is listed on the New York Stock Exchange under the symbol "BSX". On January 3, 2002 the last sale price of the common stock, as reported on the NYSE, was $22.21 per share. When used in this Prospectus, the term "selling stockholder" includes donees, transferees, pledgees and other successors in interest.

                                   -----------

              Investing in the common stock of BSC involves a high
                      degree of risk. See "Forward Looking
                        Statements" beginning on page 3.

                                   -----------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   -----------

         The selling stockholders may sell all or a portion of their shares of common stock described in this prospectus through one or more in public or private transactions, including underwritten transactions, on or off the New York Stock Exchange, at prevailing market prices, or at privately negotiated prices. The selling stockholders may sell shares directly to purchasers or through brokers or dealers or an underwritten offering. Brokers, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. More information is provided in the section titled "Plan of Distribution."





                 The date of this Prospectus is [______], 2002.

                                TABLE OF CONTENTS



                                                                  Page
                                                                  ----
Where You Can Find More Information................................ 2
Incorporation Of Certain Documents By Reference.................... 2
Forward-Looking Statements......................................... 4
The Company........................................................ 6
Use of Proceeds.................................................... 6
Selling Stockholders............................................... 7
Plan of Distribution...............................................12
Legal Matters......................................................12
Experts............................................................13


                      WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at:
      o the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, DC 20549; and

      o the public reference facilities at the SEC's regional office located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

         You can also obtain copies of any documents we file at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at http://www.sec.gov. Reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         We have filed with the SEC a registration statement on Form S-3 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act covering the shares of common stock offered hereby. As permitted by the SEC, this prospectus, which constitutes a part of the Registration Statement, does not contain all the information included in the Registration Statement. Such additional information may be obtained from the locations described above. Statements contained in this prospectus as to the contents of any document are not necessarily complete. You should refer to the document for all the details.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, before the registration statement, of which this prospectus is a part, is withdrawn or all of the shares of common stock registered hereunder have been sold:

      o our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed on April 2, 2001;

      o  our definitive Proxy Statement filed on April 6, 2001;

      o our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

      o  our Current Report on Form 8-K filed on February 22, 2001;

      o  our Current Report on Form 8-K filed on May 1, 2001; and

      o our Registration Statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purposes of updating any such description.

         You may request a copy of these filings, without exhibits, at no cost, by writing or telephoning Investor Relations at the following address:


                           Boston Scientific Corporation.
                           One Boston Scientific Place
                           Natick, Massachusetts 01760-1537
                           Attention: Investor Relations
                           (508) 650-8555


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS (INCLUDING THE INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS). WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS WILL OFFER TO SELL, AND SEEK OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK. IN THIS PROSPECTUS, "BOSTON SCIENTIFIC," "WE," "US" AND "OUR" REFERS TO BOSTON SCIENTIFIC CORPORATION (UNLESS THE CONTEXT OTHERWISE REQUIRES).

                           FORWARD-LOOKING STATEMENTS

         This prospectus, including the documents incorporated by reference contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor for forward-looking statements in these sections. These forward-looking statements include, without limitation, statements about our market opportunity, strategies, competition, expected activities, expected profitability and investments as we pursue our business plan, and the adequacy of our available cash resources. These forward-looking statements are usually accompanied by words such as "believe," "anticipate," "plan," "seek," "expect," "intend" and similar expressions. The forward-looking information is based on various factors and was derived using numerous assumptions.

         Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth below and elsewhere in this prospectus. The factors set forth below and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward- looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

An example of forward-looking statements discussed in this prospectus (including the documents incorporated by reference in this prospectus) include, but are not limited to, statements with respect to, and our performance may be affected by:

      o our ability to timely implement our global operations plan within our cost estimates, to retain and attract employees as we implement our plant optimization initiative, to effectively manage our inventories during the plan's transition period and to achieve estimated operating savings;

      o our ability to achieve manufacturing cost declines, gross margin benefits and inventory reductions from our manufacturing process and supply chain programs;

      o our ability to realize benefits from the Embolic Protection Incorporated, Catheter Innovations Incorporated, Quanam Medical Corporation, Interventional Technologies, Inc., RadioTherapeutics Corporation and Cardiac Pathways Corporation acquisitions, including purchased research and development;

      o our ability to manage accounts receivable, manufacturing costs and inventory levels and mix, and to react effectively to the changing managed care environment, reimbursement levels and worldwide economic and political conditions;

      o the potential impacts of continued consolidation among health care providers, trends toward managed care, disease state management and economically motivated buyers, health care cost containment, the financial viability of health care providers, more stringent regulatory requirements and more vigorous enforcement activities;

      o management's ability to position us to take advantage of opportunities that exist in the markets we serve;

      o our continued commitment to refine existing products and procedures and to develop new technologies that can reduce risk, trauma, cost, procedure time, and the need for aftercare;

      o our ability to develop and launch products on a timely basis, including products resulting from purchased research and development and increased research and development spending;

      o  risks associated with international operations;

      o the potential effect of foreign currency fluctuations on revenues, expenses and resulting margins and the trend toward increasing sales and expenses denominated in foreign currencies;

      o our ability to maintain our effective tax rate for 2001 and to substantially recover our net deferred tax assets;

      o our ability to meet our projected cash needs and obtain additional financing, if necessary;

      o our ability to manage our relationship with Medinol during the pendency of the litigation and the outcome of the litigation;

      o NIR(R) coronary stent sales as a percentage of worldwide sales and the mix of coronary stent platforms;

      o volatility in the coronary stent market, competitive offerings and the timing of submission for and receipt of regulatory approvals to market new coronary and peripheral stent platforms;

      o  our ability to compete in the coronary stent markets;

      o the decline of global NIR(R)coronary stent market share as physicians acceptance of the current NIR(R)coronary stent platform erodes;

      o the development of competing or technologically advanced products by our competitors;

      o the effect of litigation and compliance activities on our legal provision and cash flow;

      o the impact of stockholder class action, patent, product liability, Federal Trade Commission, Medinol and other litigation, as well as the outcome of the U.S. Department of Justice investigation and the adequacy of our product liability insurance;

      o the potential impact resulting from the euro conversion, including competitive implications related to pricing, and foreign currency considerations; and

      o the timing, size and nature of strategic initiatives and research and development platforms available to us.

         Several other important factors, in addition to the specific factors discussed in connection with such forward-looking statements individually, could affect our future results and growth rates and could cause those results and rates to differ materially from those expressed in the forward-looking statements contained herein. Such additional factors include, among other things, future economic, competitive and regulatory conditions, demographic trends, third-party intellectual property, financial market conditions, our future business decisions and those of our competitors, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Therefore, we wish to caution each reader of this prospectus to consider carefully these factors as well as the specific factors discussed with each forward-looking statement in this prospectus and as disclosed in our filings with the SEC as such factors, in some cases, have affected, and in the future (together with other factors) could affect, our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed herein.

                                   THE COMPANY

         Boston Scientific is a worldwide developer, manufacturer and marketer of less invasive medical devices. Our products are used in a broad range of interventional medical specialties, including:

    o    interventional cardiology;
    o    electrophysiology;
    o    gastroenterology;
    o    neuro-endovascular therapy;
    o    pulmonary medicine;
    o    interventional radiology;
    o    oncology;
    o    urology; and
    o    vascular surgery.

         Our products are generally inserted into the human body through natural openings or small incisions in the skin and can be guided to most areas of the anatomy to diagnose and treat a wide range of medical problems. These products provide effective alternatives to traditional surgery by reducing risk, trauma, cost, procedure time and the need for aftercare.

         We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at One Boston Scientific Place, Natick, Massachusetts 01760-1537. Our telephone number is (508) 650-8000. Our address on the World Wide Web is http://www.bsci.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

                                 USE OF PROCEEDS

         All of the net proceeds from the sale of the common stock of Boston Scientific covered by this prospectus will go to the stockholders who offer and sell their shares. Accordingly, we will not receive any of the proceeds from any sales of this common stock.

                              SELLING STOCKHOLDERS

         All of the selling stockholders listed below received the shares being offered hereby in connection with our acquisition of RadioTherapeutics Corporation ("RTC"). Under an agreement and plan of merger dated as of November 7, 2001, we agreed to register the common stock of Boston Scientific issued to the selling stockholders and to keep the registration statement effective until the shares offered hereby first become available for resale pursuant to Rule 144 under the Securities Act or until all of the registered shares have been sold, whichever comes first. Our registration of the common stock held by the selling stockholders does not necessarily mean that the selling stockholders will sell all or any of their shares.

         None of our directors or executive officers are selling shares in this offering. This prospectus covers the offer and sale by each selling stockholder of all of their Boston Scientific common stock received in connection with our acquisition of RTC. After the completion of the offering, if all of the shares of common stock covered by this prospectus are sold, each selling stockholder will no longer own any Boston Scientific common stock received in connection with our acquisition.

         Set forth below are (i) the names of each selling stockholder, and (ii) the maximum number of shares of common stock each selling stockholder received as a result of our acquisition of RTC. Over the last three years, Messrs. Auth, Behl, Curtis, French, Rosati and Starling were directors of RTC and Messrs. Behl, Curtis and French were executive officers of RTC prior to its acquisition by Boston Scientific. In addition, some of the selling stockholders listed below are current or former employees or consultants of RTC. The information contained in the table below has been provided by the selling stockholders.

                                                                       SHARES
SHAREHOLDER                                                            OFFERED
-----------                                                            -------
Atherton Venture Fund I, LLC                                             4,824

David C. Auth, Ph.D.                                                   109,331

BARB Associates LLC                                                      2,413

Behl Family Trust U/D/T Dated 8/8/91                                   232,066

Behl Family Trust u/d/t 4/13/73                                         22,914

Danielle Brigadier-Anderson                                                 28

Tom Burns                                                                  374

Charco Ventures                                                          4,776

Charman Corporation                                                     39,120

Douglas M. Coldwell, M.D.                                                1,683

Tracey Cole                                                                399

Compass Chicago Partners, L.P.                                           7,216

Compass Venture Partners, L.P.                                           8,857

Compass Management Partners, L.P.                                          748

Compass Technology Partners, L.P.                                        8,181

Constantin  Cope, M.D.                                                   1,683

Gary A. Curtis, Trustee, Courtney Curtis Educational Trust              12,272

Gary A. Curtis, Trustee, Curtis Family Trust dated 7/4/91               59,515

Pauline Drent                                                            5,040

Stuart M. Essig                                                          4,488

Mark  Fazzio                                                               350

Robert C. Fitzwilson, Trustee of the Robert C. Fitzwilson
Trust, dated 6/24/87                                                    21,309

Matthew Frank                                                            6,576

French Family Trust, dated 5/1/92, Glendon E. French,
Trustee                                                                 19,133

White Dove Properties Limited Partnership                               21,037

Gaubert Properties                                                       1,707

Claude J. And Sandra P. Gaubert, Trustees, Gaubert Family
Trust, Dated 6/19/87                                                     1,707

Howard W. Geiger and Melissa W. Geiger, JTWROS                           4,544

Paul M. Goeld and Carmen M. Goeld, Trustees of the Goeld
Family Trust u/d/t dated November 8, 1996                                5,610

Theresa Gonnella                                                           102

Jerry C. Griffin, M.D. & Janice B. Schwartz, M.D., PA
Employees Pension Trust                                                  6,040

Gustav F. Haas, Ph.D., Trustee of the Gustav F. Haas 1991
Trust, UA 12/5/91                                                        1,869

William M. Helvey, M.D. & Z. Grace Helvey                                2,805

James M. Heslin, Esq.                                                    4,925

Mark Hofmeister                                                            210

Howard M. Holstein, Esq.                                                   336

Stacie L. Huebschwerlen                                                    374

Warren F. and Norma A. Huebschwerlen, Trustees of the
Huebschwerlen Family Trust dated 8/30/66                                   373

Greater Bay Trust Company, Custodian for Warran
Huebschwerlen IRA                                                        2,805

William Wells Hutchins, M.D.                                             5,610

EARL L. JACKSON & JULIA E. JACKSON as Trustees of THE EARL
& JULIA JACKSON TRUST DATED SEPT. 4, 2001                                2,805

Susan Jackson, Trustee of the Susan Jackson Trust, dated
9/15/89                                                                 21,187

Jerry Jarrard                                                              280

Sue R. Kang                                                                747

Amy Kelly                                                                  210

Eben Kermit                                                              3,699

Mark L. and Penny Kermit, Trustees of the Kermit 1987 Trust              3,577

Gerald T. Keusch                                                         2,805

Theodore C. Klint                                                        3,739

James B. Klint, M.D. & Kristin E. Klint, Trustees of the
Klint Family Trust u/d/t 2/1/93                                          1,869

Steve Landreville                                                        1,122

Stephanie Lao Goco                                                          14

Susan Lavery                                                               192

Sang Ho  Lee, M.D.                                                       3,739

Eric G. LeVeen                                                             841

Robert F. LeVeen, M.D.                                                   8,415

Steven Lopez                                                             1,314

Julie  Luong                                                                38

Peter  Lyons                                                             4,161

William G. Mavity                                                        2,214

William G. Mavity, Trustee of The Rebecca Mavity Bypass
Trust U/D/D 10/4/96                                                      1,869

Michael  McCollum                                                        1,552

Glen Wallace  McLaughlin                                                 2,867

Glen  McLaughlin                                                         2,867

Karen  McLaughlin                                                           28

Leslie  F. Murdock                                                       1,869

Radha and Subra  Narayan                                                 4,674

Colin J. and S. Anne Nichols as Trustees for Nichols
Family 1995 Trust dated March 21, 1995                                  29,733

Thomas  Palermo                                                          3,593

Robert Reiss                                                             4,428

Sharon Anne Riddle                                                      19,070

Sutro & Co. Inc. Account C/F Mario M. Rosati IRA Rollover
DTD 05/01/00, number GNA - R16032-D5                                     2,805

Mario M. Rosati, Esq.                                                    3,677

Mario M. Rosati, Trustee Of The Mario M. Rosati Trust
U/D/T Dtd 1-5-90                                                         4,776

Searle Venture Capital Company                                           2,867

James M. Shapiro and Sarah B. Shapiro as Trustees under
the James M. and Sara B. Shapiro Family Trust                            3,366

David S. Shields, M.D.                                                      56

The R. Simkins 1995 Trust                                               14,634

John B. Simpson, M.D. & Rita Lynn Simpson, Trustees of the
Simpson Family Trust u/d/t 1/12/90                                       7,479

Carl  Simpson, Jr.                                                       1,683

William Starling                                                         4,207

William N. Starling, Jr. and Dana Gregory Starling,
Trustees of the Starling Family Trust, U/D/T August 15, 1990            11,341

Roger A. Stern, Ph.D.                                                    3,366

Paul F. Stremel, Trustee, Stremel Family Trust Of 1992                   1,122

Gary H. Stroy                                                              841

LeAnn Stroy                                                                841

Chien-Hsiung Sun                                                         5,610

Sandy Thorne                                                               280

Matt Tisch                                                                 455

Rika Ueda                                                                1,122

Kirsten Valley                                                           4,207

Charles J. Wagner                                                        3,104

Charles F. Wagner, Trustee, Wagner Family Trust                            308

Lawrence Way, M.D., Trustee FBO The Way Living Trust,
U/A/D 12/16/93                                                           1,869

Kara Weldon                                                                262

Bruce H. and Karen S. Wiener, Trustees of the Bruce H. and
Karen S. Wiener 1985 Trust                                              28,688

Josephine N. Wong and Hastings S. Wong, Trustees for the
Wong Family Trust UAD 5/5/93                                             1,122

WS Investment Company 94B                                               26,581

WS Investment Company 96A                                                  537

WS Investment Company 96B                                                  504

WS Investment Company 97A                                                2,524

WS Investment Company 97B                                                2,945

WTI Ventures                                                            13,815

==============================================================================
TOTAL                                                                  925,862
==============================================================================

                              PLAN OF DISTRIBUTION

         We are registering shares of our common stock on behalf of the selling stockholders. As used in this prospectus, "selling stockholders" includes donees, transferees, pledgees and other successors in interest (other than purchasers pursuant to this prospectus) selling shares received from a named selling stockholder after the date of this prospectus. We will pay for all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will pay for all selling discounts and commissions, if any. The selling stockholders may offer and sell their shares from time to time in one or more of the following types of transactions (including block transactions):

      o  on the New York Stock Exchange,

      o  in the over-the-counter market,

      o  in privately negotiated transactions, or

      o  a combination of such methods of sale.

         The selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices. The selling stockholders may use brokers, dealers or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as a principal, or both. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Neither we nor any selling stockholder can presently estimate the amount of such compensation. Because a selling stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act of 1933.

         The selling stockholders and any other person participating in a distribution of the securities covered by this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for certain periods prior to the commencement of or during such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to the securities.

         We are not aware of whether the selling stockholders have entered into any agreements, understanding or arrangements with any broker-dealers regarding the sale of their shares, nor are we aware of whether there is a coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

         Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided they meet the criteria and conform to the requirements of that rule.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered in this prospectus will be passed upon Bingham Dana LLP. As of January 2, 2002, four attorneys at Bingham Dana beneficially owned an aggregate of 10,643 shares of Boston Scientific common stock.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and financial statement schedule included or incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and financial statement schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the costs and expenses payable by Boston Scientific in connection with the sale of the securities being registered. All amounts are estimates except the registration fee.
                                                                Amounts to
                                                                 be Paid
                                                                ----------
SEC registration fee..........................................    $ 4,948
Legal fees and expenses.......................................    $ 5,000
Accounting fees and expenses..................................    $ 5,000
Miscellaneous.................................................    $ 1,500
TOTAL.........................................................    $16,448

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The General Corporation Law of the State of Delaware contains, in
Section 145, provisions relating to the indemnification of officers and directors. Article VI of our Restated By-laws contains provisions requiring indemnification by us of our directors and officers to the fullest extent permitted by law. These provisions extend to expenses reasonably incurred by directors or officers in defense or settlement of any such action or proceeding.

         Our board of directors has general authority to indemnify any officer or director against losses arising out of his or her service as such, unless prohibited by law. We carry insurance to cover potential costs of the foregoing indemnification of our officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is therefore unenforceable.

ITEM 16. EXHIBITS.

Exhibit No.  Document
-----------  --------
   4.1 Second Restated Certificate of Incorporation of the Company (Exhibit 3.1, Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-11083); Certificate of Amendment of Second Restated Certificate of Incorporation of the Company (Exhibit 3.2, Annual Report on Form 10-K for the year ended December 31, 1994, File No. 1-11083); Certificate of Second Amendment of Second Restated Certificate of Incorporation of the Company (Exhibit 3.3, Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-11083); and Restated By-laws of the Company (Exhibit 3.2, Registration No. 33-46980).

   4.2       Description of Capital Stock contained in the items listed in
             Exhibit 4.1.

*  5.1       Opinion and consent of Bingham Dana LLP regarding the common stock registered hereby.

*  23.1      Consent of Ernst & Young LLP.

   23.2      Consent of Bingham Dana LLP (included in Exhibit 5.1).

   24.1      Powers of Attorney (included on the signature page filed herewith).

----------------------
*  Filed herewith.

ITEM 17. UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrants hereby understand that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natick, The Commonwealth of Massachusetts, on this 4th day of January, 2002.

                                           BOSTON SCIENTIFIC CORPORATION

                                           By:    /s/ Lawrence C. Best
                                                  --------------------------
                                           Name:  Lawrence C. Best
                                           Title: Senior Vice President -
                                                  Finance and Administration
                                                  and Chief Financial Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and Directors of Boston Scientific Corporation, hereby severally constitute and appoint Lawrence C. Best, Paul W. Sandman and Lawrence J. Knopf, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and Directors to enable Boston Scientific Corporation to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures, as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 4th day of January, 2002.


/s/ John E. Abele
------------------------         Director, Founder Chairman
John E. Abele


/s/ Lawrence C. Best
------------------------         Senior Vice President - Finance and
Lawrence C. Best                 Administration and Chief Financial Officer
                                 (Principal Financial and Accounting Officer)


/s/ Joseph A. Ciffolillo
------------------------         Director
Joseph A. Ciffolillo


/s/ Joel L. Fleishman
------------------------         Director
Joel L. Fleishman


/s/ Marye Anne Fox, Ph.D.
------------------------         Director
Marye Anne Fox, Ph.D.

/s/ Ray J. Groves
------------------------         Director
Ray J. Groves


/s/ Lawrence L. Horsch
------------------------         Director
Lawrence L. Horsch


/s/ Ernest Mario, Ph.D.
------------------------         Director
Ernest Mario, Ph.D.


/s/ N. J. Nicholas, Jr.
------------------------         Director
N. J. Nicholas, Jr.


/s/ Peter M. Nicholas
------------------------         Director, Founder and Chairman of the Board
Peter M. Nicholas


/s/ Warren B. Rudman
------------------------         Director
Warren B. Rudman


/s/ James R. Tobin
------------------------         Director, President and Chief Executive Officer
James R. Tobin                   (Principal Executive Officer)

                                  EXHIBIT INDEX



Exhibit No.   Document
-----------   --------
   4.1        Second Restated Certificate of Incorporation of the Company
              (Exhibit 3.1, Annual Report on Form 10-K for the year ended
              December 31, 1993, File No. 1-11083); Certificate of Amendment of
              Second Restated Certificate of Incorporation of the Company
              (Exhibit 3.2, Annual Report on Form 10-K for the year ended
              December 31, 1994, File No. 1-11083); Certificate of Second
              Amendment of Second Restated Certificate of Incorporation of the
              Company (Exhibit 3.3, Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-11083); and Restated By-laws of the Company (Exhibit 3.2, Registration No. 33-46980).

   4.2        Description of Capital Stock contained in the items listed in
              Exhibit 4.1.

*  5.1        Opinion and consent of Bingham Dana LLP regarding the common stock registered hereby.

*  23.1       Consent of Ernst & Young LLP.

   23.2       Consent of Bingham Dana LLP (included in Exhibit 5.1).

   24.1 Powers of Attorney (included on the signature page filed herewith).

----------------------
*  Filed herewith.